Exhibit 99.1

Red Hat Reports First Quarter Results

  Revenue of $174 million, up 11% from prior year
  GAAP EPS of $0.10, non-GAAP EPS of $0.15; both up 25% from prior year
  Repurchased $47 million of common stock

RALEIGH, N.C.--(BUSINESS WIRE)--June 24, 2009--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal year 2010 first quarter ended May 31, 2009.

Total revenue for the quarter was $174.4 million, an increase of 11% from the year ago quarter. Subscription revenue for the quarter was $148.8 million, up 14% year-over-year.

“We are pleased to report better than expected revenue and EPS results in Q1,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “Red Hat’s growth is driven in part by our ability to help enterprise customers save money in a challenging IT spending environment. Our open source solutions drive new capabilities, efficiencies and functionality into the mission critical infrastructure of our customers.”

GAAP operating income for the first quarter was $25.1 million, or a 14.4% operating margin. After adjusting for stock compensation and amortization expenses as detailed in the tables below, non-GAAP operating income for the first quarter was $40.7 million, up 19% year-over-year. Non-GAAP operating margin was 23.4%, up 160 basis points from the year ago quarter.

Net income for the quarter was $18.5 million, or $0.10 per diluted share, compared with $17.3 million, or $0.08 per diluted share, in the year ago quarter. Non-GAAP net income for the quarter was $28.7 million, or $0.15 per diluted share, after adjusting for stock compensation and amortization expenses as detailed in the tables below, as compared to $26.0 million, or $0.12 per diluted share, in the year ago quarter.

Operating cash flow totaled $61.2 million, as compared to $63.4 million in the year ago quarter. At quarter end, the company’s total deferred revenue balance was $567.3 million, an increase of 15% on a year-over-year basis. Total cash, cash equivalents and investments as of May 31, 2009 were $884.5 million.

“While we remain focused on managing discretionary costs and improving efficiencies, we also continue to invest in growth opportunities in middleware, virtualization and cloud computing,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat. “These efforts combined with solid top line growth contributed to non-GAAP operating income growth of 19% year-over-year and healthy cash flow. In the quarter, we repurchased $47 million of common stock while strengthening our balance sheet with a 5% sequential increase in cash and investments. On a year-over-year basis, we have reduced our diluted shares outstanding by approximately 11%.”

Other highlights include the following:

  We announced our JBoss Open Choice strategy, which is intended to address the evolving needs of application developers and the changing market by embracing a variety of programming models, frameworks and languages. Executing on this strategy, Red Hat now has application platform solutions for common Java application workloads; from simple web applications, to light and rich Java applications, to Java Enterprise Edition (EE) based applications. Our new JBoss platforms support a variety of popular programming models including Spring Framework, Seam and Google Web Toolkit.
  Delivering on Red Hat’s virtualization strategy and roadmap, the company announced the beta releases of Red Hat Enterprise Virtualization portfolio of products, all of which are integrated with our KVM hypervisor. Included in the beta release is a new management product for the management of server virtualization. The Red Hat Enterprise Virtualization portfolio will leverage Red Hat’s broad certified ecosystem and will offer flexibility, operational choice and efficiency to customers.

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat's results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended.

About Red Hat, Inc.

Red Hat, the world's leading open source solutions provider, is headquartered in Raleigh, NC with over 65 offices spanning the globe. CIOs ranked Red Hat as one of the top vendors delivering value in Enterprise Software for five consecutive years in the CIO Insight Magazine Vendor Value survey. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with applications, management and Services Oriented Architecture (SOA) solutions, including JBoss Enterprise Middleware. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending, the integration of acquisitions and the ability to market successfully acquired technologies and products; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; fluctuations in exchange rates; adverse results in litigation; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Annual Report on Form 10-K (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

LINUX is a trademark of Linus Torvalds. RED HAT and JBOSS are registered trademarks of Red Hat, Inc. and its subsidiaries in the US and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended
	May 31,	May 31,
	2009	2008
Revenue:

Subscriptions	$148,790	$130,694
Training and services	25,598	25,941

Total subscription, training and services revenue	174,388	156,635

Cost of revenue:

Subscriptions	10,050	8,957
Training and services	16,418	17,472

Total cost of subscription, training and services revenue	26,468	26,429

Total gross profit	147,920	130,206

Operating expense:
Sales and marketing	63,977	59,271
Research and development	35,102	28,911
General and administrative	23,785	22,114

Total operating expense	122,864	110,296

Income from operations	25,056	19,910
Other income, net	3,480	10,020
Interest expense	(53)	(1,586)

Income before provision for income taxes	28,483	28,344
Provision for income taxes	9,969	11,054

Net income	$18,514	$17,290

Net income-diluted	$18,514	$18,184

Net income per share:
Basic	$0.10	$0.09
Diluted	$0.10	$0.08

Weighted average shares outstanding:
Basic	188,916	190,779
Diluted	194,382	218,853

Diluted net income per share computation:
Net income, basic	$18,514	$17,290
Interest expense on convertible debentures, net of related GAAP tax effects	-	435
Amortization of debt issuance costs, net of related GAAP tax effects	-	459

Net income, diluted	$18,514	$18,184

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	May 31,	February 28,
	2009	2009
	(Unaudited)
Current assets:
Cash and cash equivalents	$510,616	$515,548
Investments in debt and equity securities	206,891	147,178
Accounts receivable, net	106,639	128,669
Prepaid expenses and other current assets	95,387	99,437

Total current assets	919,533	890,832

Property and equipment, net	69,619	67,913
Goodwill	438,901	438,109
Identifiable intangibles, net	119,638	122,177
Investments in debt securities	167,028	183,363
Other assets, net	51,104	51,242

Total assets	$1,765,823	$1,753,636

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,089	$9,576
Accrued expenses	52,104	54,123
Deferred revenue	402,764	382,050
Other current obligations	878	900

Total current liabilities	468,835	446,649

Deferred lease credits	4,319	4,470
Long term deferred revenue	164,576	161,032
Other long term obligations	34,573	35,432
Stockholders' equity:
Common stock	21	21
Additional paid-in capital	1,295,305	1,281,469
Retained earnings	69,033	50,519
Treasury stock, at cost	(283,054)	(236,283)
Accumulated other comprehensive income	12,215	10,327

Total stockholders' equity	1,093,520	1,106,053

Total liabilities and stockholders' equity	$1,765,823	$1,753,636

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	May 31,	May 31,
	2009	2008

Cash flows from operating activities:
Net income	$18,514	$17,290
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	10,810	9,097
Deferred income taxes	6,428	8,767
Excess tax benefits from share-based payment arrangements	(14,200)	(8,967)
Share-based compensation expense	10,676	10,561
Other	(124)	561
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	26,278	19,320
Prepaid expenses and other current assets	644	(5,003)
Accounts payable	2,997	(5,570)
Accrued expenses	(3,029)	1,986
Deferred revenue	2,361	15,454
Other assets, net	(152)	(134)

Net cash provided by operating activities	61,203	63,362

Cash flows from investing activities:
Purchase of investment securities	(157,034)	(305,646)
Proceeds from sales and maturities of investment securities	122,449	216,534
Acquisitions of businesses, net of cash acquired	-	(43,750)
Proceeds from sales of investment in equity securities available-for-sale	221	-
Purchase of property and equipment	(6,028)	(9,522)
Purchase of developed software and other intangible assets	(989)	(1,615)

Net cash used in investing activities	(41,381)	(143,999)

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	14,200	8,967
Proceeds from exercise of common stock options	4,400	11,447
Purchase of treasury stock	(46,771)	(8,347)
Payments related to net settlement of employee share-based compensation awards	(1,798)	(800)
Structured stock repurchase	-	1,989
Proceeds from other borrowings	-	66
Payments on other borrowings	(900)	(23)

Net cash (used in) provided by financing activities	(30,869)	13,299

Effect of foreign currency exchange rates on cash and cash equivalents	6,115	158
Net decrease in cash and cash equivalents	(4,932)	(67,180)
Cash and cash equivalents at beginning of the period	515,548	677,720

Cash and cash equivalents at end of period	$510,616	$610,540

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2009	2008

Cost of revenue	$800	$681
Sales and marketing	3,110	3,996
Research and development	3,274	2,508
General and administration	3,492	3,376
Total share-based compensation expense	$10,676	$10,561

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2009	2008

Cost of revenue	$961	$735
Sales and marketing	2,322	2,255
Research and development	925	-
General and administration	797	703
Total amortization of intangible assets expense	$5,005	$3,694

	Three Months Ended
	May 31,	May 31,
	2009	2008

GAAP net income	$18,514	$17,290

Provision for income taxes	9,969	11,054

GAAP income before provision for income taxes	$28,483	$28,344

Add: Non-cash share-based compensation expense per FAS 123R	10,676	10,561
Add: Amortization of intangible assets	5,005	3,694

Non-GAAP adjusted income before provision for income taxes	$44,164	$42,599

Provision for income taxes	$15,457	$16,614

Non-GAAP adjusted net income	$28,707	$25,985

Non-GAAP adjusted net income-diluted	$28,707	$26,879

Non-GAAP adjusted net income per share:
Basic	$0.15	$0.14
Diluted	$0.15	$0.12

Non-GAAP diluted net income per share computation:
Non-GAAP adjusted net income	$28,707	$25,985
Interest expense on convertible debentures, net of related GAAP tax effects	-	435
Amortization of debt issuance costs, net of related GAAP tax effects	-	459

Non-GAAP adjusted net income-diluted	$28,707	$26,879

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended
	May 31,	May 31,
	2009	2008

GAAP gross profit	$147,920	$130,206

Add: Non-cash share-based compensation expense per FAS 123R	800	681
Add: Amortization of intangible assets	961	735

Non-GAAP gross profit	$149,681	$131,622

Non-GAAP gross margin	86%	84%

	Three Months Ended
	May 31,	May 31,
	2009	2008

GAAP operating expenses	$122,864	$110,296

Deduct: Non-cash share-based compensation expense per FAS 123R	(9,876)	(9,880)
Deduct: Amortization of intangible assets	(4,044)	(2,959)

Non-GAAP adjusted operating expenses	$108,944	$97,457

	Three Months Ended
	May 31,	May 31,
	2009	2008

GAAP operating income	$25,056	$19,910

Add: Non-cash share-based compensation expense per FAS 123R	10,676	10,561
Add: Amortization of intangible assets	5,005	3,694

Non-GAAP adjusted operating income	$40,737	$34,165

Non-GAAP adjusted operating margin	23.4%	21.8%

CONTACT:
Red Hat Inc.
Media Contact:
Kara Schiltz, 919-301-3002
kschiltz@redhat.com
or
Investor Relations:
Tom McCallum, 919-754-4630
tmccallum@redhat.com